Exhibit 10.1

AMENDED AND RESTATED AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2014 INDEPENDENT INSURANCE AGENT RESTRICTED STOCK
 AND RESTRICTED STOCK UNIT PLAN

WHEREAS, the Board of Directors of American Equity Investment Life Holding Company adopted the American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock Plan effective January 1, 2014 (the “2014 Plan”) as it deemed it in the best interest of the Company that independent licensed insurance agents who are significant producers for the Company’s wholly owned operating subsidiary, American Equity Investment Life Insurance Company, be given an opportunity to acquire an interest in the operation and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and

WHEREAS, the Board desires to amend and restate the 2014 Plan to include Restricted Stock Units as it believes the Company can best obtain these and other benefits by providing awards of Restricted Stock and Restricted Stock Units to qualifying Agents designated from time to time pursuant to this Plan;

NOW, THEREFORE, the Board does hereby adopt this Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, effective January 1, 2014, with such terms and conditions set forth below.

ARTICLE I

DEFINITIONS

For purposes of the Plan, the following definitions apply:

“Affiliate” means (i) any entity, that directly or through one or more intermediaries, controls or is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

“Agent” means a licensed insurance agent who (i) is validly appointed by American Equity as an independent sales agent for American Equity’s products in applicable jurisdictions; (ii) has a valid and existing Agent’s Contract with American Equity at the time of any Award under this Plan; and (iii) is not terminated prior to the Vesting of any Award under this Plan.

“Agreement” means a written agreement awarding Restricted Stock or Restricted Stock Units pursuant to this Plan that is executed by the Company and the Participant as an indication of the parties’ mutual assent to the Plan and the Terms and Conditions.

“American Equity” means American Equity Investment Life Insurance Company, a life insurance company domiciled in the State of Iowa.

“Award” means Shares of Restricted Stock or Restricted Stock Units earned by a Participant subject to the terms and conditions of the Plan, the Terms and Conditions, and the Participant’s respective Agreement.

“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Executive Committee of the Board.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” means American Equity Investment Life Holding Company, an Iowa corporation.

“Date of Grant” means the date on which an Award is granted under an Agreement and pursuant to the Plan provisions.

“Director” means a member of the Board of Directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (i) the closing sale price reported for such Share on a national securities exchange or national market system on which such stock is principally traded as of such date, or (ii) if the Shares are not then listed on a national securities exchange or national market system, or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.

“Participant” means an Agent to whom Restricted Stock or Restricted Stock Units has been awarded pursuant to the Plan provisions.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

“Plan” means the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as embodied herein and as amended from time to time.

“Restricted Stock” means shares of Common Stock that have been awarded to Participants, but have not Vested pursuant to the Plan and the Terms and Conditions.

“Restricted Stock Units” means notional, non-voting units of measurement representing the same Fair Market Value of a similar number of Shares that represent a right to receive Shares or are payable in Shares as set forth under the Plan that have been awarded to Participants, but have not Vested pursuant to the Plan and the Terms and Conditions.

“Share” means a share of Common Stock.

“Terms and Conditions” means the Terms and Conditions, as such shall apply to any particular year, attached to the Plan and fully incorporated herein.

“Vest, Vesting, Vested” means the date on which a Participant becomes entitled to all benefits of ownership of awarded Shares.

ARTICLE II

PURPOSE

The Plan is intended to assist the Company and American Equity in attracting and retaining Agents of outstanding ability and to align the interests of such Agents with those of the shareholders of the Company.

ARTICLE III

ADMINISTRATION

3.1        Administration of Plan.  The Committee shall administer the Plan in accordance with the terms, requirements, and restrictions as set forth herein and in the Terms and Conditions. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to amend or waive the provisions set forth in the Terms and Conditions including, but not limited to: production criteria, eligibility of Agents to receive an Award, the time or times at which Awards are granted, the number of Shares subject to an Award, any provisions relating to Vesting, any circumstances in which an Award may terminate and any other terms, conditions or restrictions on Awards.  In making the determinations, the Committee may adopt rules from time to time regarding sales production criteria and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and any Agreements; to prescribe, amend, waive or rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administrator of the Plan, including, but not limited to, any determination to accelerate the Vesting of outstanding Awards. The Committee shall have the authority and discretion to grant exceptions, on a case-by-case basis, to any of the provisions in the Plan or the Terms and Conditions. The determination of the Committee on the matters referred to in this Article III shall be binding and final.

3.2        Restricted Share Account.  The Committee shall establish and maintain adequate records to set forth in a restricted share account the names of the Participants and their respective Awards, the restrictions thereon, the stock certificates (if any) related thereto, any dividends or distributions payable or paid thereon, any votes taken with respect thereto, and such other matters as may be relevant to the proper administration of the Plan.

3.3        Acceleration of Vesting.  If an Award contains a Vesting schedule or has not Vested as of the date of any of the following events, such Vesting schedule shall be accelerated, and/or any other restrictions on exercise shall lapse:

a.	The death of the Participant;

b.	A “Change of Control” as hereinafter defined.

 3.4           Change of Control.  For purposes of this Plan, unless otherwise defined in an Agreement, a “Change of Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

a.
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c) below;

b.
the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

c.
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

d.
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sole or disposed or any parent hereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

ARTICLE IV

ELIGIBILITY

The Committee may from time to time designate Agents to whom Awards are granted from among those who are eligible to become Participants.  Such designation shall specify the number of shares of Restricted Stock or the number of Restricted Stock Units granted in each Award.  All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan, the Terms and Conditions, or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

ARTICLE V

STOCK SUBJECT TO THE PLAN

The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan is 1,000,000 Shares, subject to adjustments as provided in Article VIII.

ARTICLE VI

QUALIFYING PERIOD

The Qualifying Period for eligible Agents shall be determined by the Committee and specifically set forth in the Terms and Conditions.

ARTICLE VII

RESTRICTIONS ON TRANSFER

A Participant shall not be permitted (i) to sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan, or (ii) to receive a stock certificate representing Restricted Stock, until, in each case, the restrictions stated in the Participant’s Agreement lapse.

ARTICLE VIII

CAPITAL ADJUSTMENT

In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee shall, in its discretion and to the extent necessary to compensate for the effect thereof, provide for an equitable substitution for or adjustment in (i) the number and class of Shares subject to outstanding Awards, and (ii) the aggregate number and class of Shares that may be issued under the Plan, as stated in Article V.

ARTICLE IX

TERMINATION OR AMENDMENT

The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of each affected Participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Award granted prior to the date of such amendment, alteration, suspension or termination or without shareholder approval to the extent such approval is required by applicable law or an exchange, market or other listing requirement.  No Award may be granted during any suspension or after termination of the Plan.

ARTICLE X

TAXES PAYABLE BY PARTICIPANT

Any and all taxes and other withholding obligations payable in connection with or relating to the grant, Vesting or settlement of an Award, and/or the sale of any Shares by Participant, shall be the sole responsibility of the Participant.

ARTICLE XI

TERM OF THE PLAN

Unless sooner terminated by the Board pursuant to Article IX hereof, the Plan shall terminate on February 1, 2020.

ARTICLE XII

INDEMNIFICATION OF COMMITEE

In addition to such other rights of indemnification as they may have as Director or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, the Terms and Conditions, any Agreement or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1       No Other Rights Conferred.  The establishment of the Plan shall not confer upon any Agent any legal or equitable right against the Company or any member of the Committee or the Board, except as expressly provided in the Plan.

13.2       No Employment Contract.  The Plan does not constitute inducement or consideration for the services of any Agent, nor is it a contract between the Company or American Equity and any Agent.  Participation in the Plan shall not give an Agent any right to be retained under his or her applicable Agent’s Contract with American Equity.

13.3       Plan Interest Not Subject to Creditor Claims.  The interests of any eligible Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

13.4       Applicable Laws.  The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa.

13.5       Representations Regarding Investment Intent; Restrictive Legends.  The Committee may require each person acquiring Shares pursuant to an Award hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.  The certificates for Shares acquired pursuant to an Award may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

13.6       Regulatory Approvals.  The Company shall not be required to issue any certificate or certificates for Shares upon an Award, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee and all applicable listing or exchange requirements.